Kura Sushi USA, inc. Stephens Nashville conference November 15, 2019 Exhibit 99.1

Disclaimer Except for historical information contained herein, the statements in this presentation or otherwise made by our management in connection with the subject matter of this presentation are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This presentation includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this presentation. These risks and uncertainties include but are not limited to: our ability to successfully maintain increases in our comparable restaurant sales and AUVs; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law. The market data and certain other statistical information used throughout this presentation are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source. Certain financial measures presented in this presentation, such as Adjusted EBITDA, Adjusted EBITDA margin and Restaurant-level Contribution margin, are not recognized under generally accepted accounting principles in the United States (“GAAP”) and are defined in the accompanying Appendix. Such non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of such non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that such non-GAAP financial measures are not indicative of overall results for the Company, and Restaurant-level Contribution margin does not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measure. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. See the accompanying Appendix for a reconciliation of non-GAAP measures used in this presentation. Additional financial data and other measures for the company, including Average Unit Volume (AUVs), Comparable restaurant sales growth and Number of restaurant openings, are defined in the Appendix.

Financial Snapshot Robust Financial Profile Historical Restaurant Growth

Section 1: Growth Strategy Section 1 Growth Strategy Section 2 Model Discussion Appendix

We have a multi-faceted and disciplined growth strategy Our growth strategy 1 Pursue New Restaurant Development 2 Deliver Consistent Comparable-Restaurant Sales Growth 3 Increase Profitability 4 Heighten Brand Awareness

Source: Buxton analysis Core-Based Statistical Areas, as defined by the U.S. Office of Management and Budget. Pursue New Restaurant Development in Existing and New Markets 228-228-228 225-190-190 128-14-54 97-11-41 <5 Total Potential Locations 5-9 Total Potential Locations 10-19 Total Potential Locations 20+ Total Potential Locations Potential for Over 290 Restaurants in 70 Markets(1)

Current restaurants range from 1,600 to 6,800 square feet In-line and end-cap formats Strip malls and shopping centers Suburban and urban areas Pursue New Restaurant Development in Existing and New Markets (Cont’d) Disciplined Site Selection Process Diverse population and above-average household income Proximity to highways, universities, shopping areas, and office parks Degree of competition within the market area Availability of suitable parking General availability of restaurant-level employees Residential and commercial population density Restaurant visibility & accessibility and traffic patterns Sacramento location, opened March 2019 Key Site Selection Criteria Flexible Physical Footprint

New Store Pipeline Three Restaurants Under Construction, and Robust Pipeline for FY 2020 Katy, TX Fort Lee, NJ Glendale, CA Under Construction Executed Leases for FY 2020 Bellevue, WA Koreatown, Los Angeles, CA Washington, DC New Restaurant Assumptions Square Feet: 2,500 - 4,000 Cost to Build: Approximately $1.8 to $2.0 million AUV: $3.5 million Sherman Oaks, CA Executed LOI for FY 2020 Identified Markets for Future Restaurants Phoenix, AZ Stonestown Galleria, San Francisco, CA Watertown, MA

Deliver Comparable Restaurant Sales Growth and Increase Profitability 11 Quarters of Positive Comp Sales Growth Out Of The Past 12 Quarters Increase Restaurant-Level and Corporate Profitability Strategies to Generate Future Comparable Restaurant Sales Growth Grow traffic through: Increased brand awareness Consistent delivery of a unique and engaging dining experience New menu offerings Restaurant renovations Additional growth initiatives we are evaluating: Increase sales of alcoholic beverages Touch panel drink orders Expanding our rewards program Capitalize on increasing buying power with suppliers Leverage existing support infrastructure Optimize labor costs at existing restaurants

Heighten Brand Awareness Build Brand Awareness Through a Comprehensive Marketing Strategy Digital Channels Monthly Japan Fair Bikkura-Pon Rewards

Mobile App and Kura Rewards Program Piloting Rewards Program at Our Irvine and Plano Restaurants Guests earn 10 points for every $1 spent, and receive a $5 coupon for every $50 spent (500 points) Guests sign up with their email address and download the rewards card into their mobile wallet Program is now live at 16 restaurants Use our Mobile App to Check In Remotely Check wait times at any restaurant Check in to the queue Receive a text before your table is ready

Section 2: Model Discussion Section 1 Growth Strategy Section 2 Model Discussion Appendix

Model Drivers & Assumptions New Restaurants Existing Restaurants Consistent track record of comparable restaurant sales growth 2% - 3% annual comparable restaurant sales growth in the projected period Significant whitespace opportunity – potential for over 290 restaurants nationwide Average restaurant size of 3,200 square feet Six restaurants opened in FY 2019 Plan to open six new restaurants in FY 2020 Approximately 20% unit growth annually in subsequent years First full fiscal year AUV of $3.5 million

Thank You

Appendix

Certain financial measures presented in this prospectus, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Restaurant-level Contribution and Restaurant-level Contribution margin are not recognized under GAAP. We define these terms as follows: “EBITDA” is defined as net income before interest, income taxes and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA plus stock-based compensation expense, pre-opening rent expense, pre-opening costs, non-cash rent expense and asset disposals, closure costs and restaurant impairments, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by sales. “Restaurant-level Contribution” is defined as operating income plus depreciation and amortization, stock-based compensation expense, pre-opening rent expense, pre-opening costs, non-cash rent expense and asset disposals, closure costs and restaurant impairments, general and administrative expenses, less corporate-level stock-based compensation expense. Restaurant-level Contribution margin is defined as Restaurant-level Contribution divided by sales. EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level contribution and restaurant-level Contribution margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Additionally, the Company presents restaurant-level contribution because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level contribution to measure operating performance and returns from opening new restaurants. The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level contribution and restaurant-level contribution margin are financial measures which are not indicative of overall results for the Company, and restaurant-level contribution and restaurant-level contribution margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis. Non-GAAP Financial Measures

Reconciliation of Net Income to EBITDA and Adjusted EBITDA . . . . .

Reconciliation of Operating Income to Restaurant-Level Contribution .

“Average Unit Volumes” or “AUVs” consist of the average annualized sales of all restaurants that have been open for 18 months or longer at the end of the accounting period presented. AUVs are calculated by dividing (x) annualized sales for the trailing 12 month period for all such restaurants by (y) the total number of restaurants in that base. We make fractional adjustments to sales for restaurants that were not open for the entire trailing 12 month period (e.g., a restaurant is closed for renovation) to annualize sales for the period of time. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. The AUVs measure is calculated excluding the Laguna Hills, California restaurant, which closed in fiscal year 2018. “Comparable restaurant sales growth” refers to the change in year-over-year sales for the comparable restaurant base. We include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, we make fractional adjustments to sales such that sales are annualized in the associated period. Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base. The comparable restaurant sales growth measure is calculated excluding the Laguna Hills, California restaurant, which closed in fiscal year 2018. “Number of restaurant openings” reflects the number of restaurants opened during a particular reporting period. Before we open new restaurants, we incur pre-opening costs. New restaurants may not be profitable, and their sales performance may not follow historical patterns. The number and timing of restaurant openings has had, and is expected to continue to have, an impact on our results of operations. Kura Additional Financial Measures and Other Data